      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        THE HOUSTON EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1382                         22-2674487
                                (Registrant's Primary Standard         (I.R.S. Employer
(State or other jurisdiction of           Industrial                  Identification No.)
incorporation or organization)    Classification Code Number)

                             ---------------------

                                                           JAMES F. WESTMORELAND
          1100 LOUISIANA, SUITE 2000            VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER
          HOUSTON, TEXAS 77002-5215                      1100 LOUISIANA, SUITE 2000
                (713) 830-6800                           HOUSTON, TEXAS 77002-5215
 (Address, including zip code, and telephone                   (713) 830-6800
                   number,                        (Name, address, including zip code, and
     including area code, of registrant's                    telephone number,
         principal executive offices)            including area code of agent for service)

                             ---------------------
                                    COPY TO:

                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                            ATTN: G. MICHAEL O'LEARY
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO        OFFERING PRICE         AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED       PER NOTE(1)       OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
7% Senior Subordinated Notes Due
  2013............................   $175,000,000            100%             $175,000,000          $14,158
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(f) promulgated under the Securities Act of 1933, as amended.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 3, 2003

PRELIMINARY PROSPECTUS

                     (THE HOUSTON EXPLORATION COMPANY LOGO)

                               OFFER TO EXCHANGE

          UP TO $175,000,000 OF 7% SENIOR SUBORDINATED NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                      FOR

             $175,000,000 OF 7% SENIOR SUBORDINATED NOTES DUE 2013
         THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

- THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
  2003, UNLESS EXTENDED. WE DO NOT CURRENTLY INTEND TO EXTEND THE EXCHANGE
  OFFER.

- We are offering to exchange up to $175,000,000 of our outstanding 7% Senior Subordinated Notes due 2013 for exchange notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

- We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of exchange notes.

- Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

- The exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

- There is no public market for the outstanding notes or the exchange notes.

- The exchange notes are unsecured and rank junior in right of payment to all of our existing and future senior and unsubordinated debt. The exchange notes will rank senior or equal in right of payment to all of our future subordinated debt.
                             ---------------------

     PLEASE READ "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                             ---------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                The date of this prospectus is           , 2003.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your decision to participate in the exchange offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

     THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OUR COMPANY THAT HAS NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SECRETARY, THE HOUSTON EXPLORATION COMPANY, 1100 LOUISIANA, SUITE 2000, HOUSTON, TEXAS 77002-5215; (713) 830-6800. TO OBTAIN TIMELY DELIVERY, YOU
SHOULD REQUEST THE DOCUMENTS AND INFORMATION NO LATER THAN           , 2003.

                             ---------------------

                               TABLE OF CONTENTS

Summary.....................................................        1
Risk Factors................................................        6
Exchange Offer..............................................       13
Ratios of Earnings to Fixed Charges.........................       21
Use of Proceeds.............................................       21
Capitalization..............................................       22
Description of the Exchange Notes...........................       23
Book-Entry Only Issuance -- The Depository Trust Company....       63
Material U.S. Federal Income Tax Considerations.............       65
Plan of Distribution........................................       70
Transfer Restriction on Outstanding Notes...................       71
Legal Matters...............................................       72
Experts.....................................................       72
Reserve Engineers...........................................       72
Where You Can Find More Information.........................       72
Forward-Looking Statements..................................       73
Letter of Transmittal.......................................  Annex A

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that is important to you. Before making a decision to participate in the exchange offer, you should read the entire prospectus and the documents we have incorporated into this prospectus by reference carefully, including the "Risk Factors" beginning on page 6 of this prospectus. In this prospectus, unless the context requires otherwise and except when describing the terms of the notes and the indenture, the terms "Houston Exploration" and "we," "us," "our" and similar terms mean The Houston Exploration Company and its subsidiary.

                        THE HOUSTON EXPLORATION COMPANY

     We are an independent natural gas and oil company engaged in the exploitation, development, exploration and acquisition of domestic natural gas and oil properties. Our core operations are focused in:

     - South Texas;

     - the shallow waters of the Gulf of Mexico; and

     - the Arkoma Basin of Oklahoma and Arkansas;

with additional production in East Texas, South Louisiana and West Virginia. Our focus is natural gas, which accounted for approximately 94% of our net proved reserves at December 31, 2002. We exercise a high degree of operational control over our properties, as we are designated operator of approximately 85% of our current production.

     At December 31, 2002, our net proved reserves were 650 billion cubic feet equivalent, or Bcfe, with a present value, discounted at 10% per annum, of cash flows before income taxes of $1.3 billion. Our reserves are fully engineered on an annual basis by independent petroleum engineers.

     Our principal executive offices are located at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002. Our telephone number is (713) 830-6800.

                               THE EXCHANGE OFFER

     On June 10, 2003, we completed a private offering of the outstanding notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete the exchange offer within 30 business days after the date the SEC declares the registration statement containing this prospectus effective. The following is a summary of the exchange offer.

Exchange Offer................   We are offering to exchange exchange notes for
                                 outstanding notes.

Expiration Date...............   The exchange offer will expire at 5:00 p.m. New
                                 York City time, on           , 2003, unless we
                                 decide to extend it.

Condition to the Exchange
Offer.........................   The registration rights agreement does not
                                 require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering
Outstanding Notes.............   To participate in the exchange offer, you must
                                 follow the automatic tender offer program, or ATOP, procedures, established by The Depository
                                 Trust Company, or DTC, for tendering
                                 notes held in book-entry form. The ATOP
                                 procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program and that DTC confirm that:

                                 - DTC has received your instructions to
                                   exchange your outstanding notes; and

                                 - you agree to be bound by the terms of the
                                   letter of transmittal.

                                 For more details, please refer to the sections of this prospectus untitled "Exchange
                                 Offer -- Terms of the Exchange Offer" and
                                 "-- Procedures for Tendering."

Guaranteed Delivery
Procedures....................   None.

Withdrawal of Tenders.........   You may withdraw your tender of outstanding
                                 notes at any time prior to the expiration date.
                                 To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m. New York City time on the expiration date of the exchange offer.
                                 Please read "Exchange Offer -- Withdrawal of
                                 Tenders."

Acceptance of Outstanding
Notes and Delivery of Exchange
Notes.........................   If you fulfill all conditions required for
                                 proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. Please refer to the section in this prospectus entitled
                                 "Exchange Offer -- Terms of the Exchange
                                 Offer."

Fees and Expenses.............   We will bear all expenses related to the
                                 exchange offer. Please refer to the section in this prospectus entitled "Exchange
                                 Offer -- Fees and Expenses."

Use of Proceeds...............   The issuance of the exchange notes will not
                                 provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to
Exchange Outstanding Notes....   If you do not exchange your outstanding notes
                                 in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax
Considerations................   The exchange of exchange notes for outstanding
                                 notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal
                                 Income Tax Considerations."

Exchange Agent................   We have appointed The Bank of New York as
                                 exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

                                 The Bank of New York
                                 Attn: William Buckley
                                 Corporate Trust Operations
                                 Reorganization Unit
                                 101 Barclay Street -- 7 East
                                 New York, New York, 10286
                                 Telephone 212-815-5788
                                 Eligible institutions may make requests by facsimile at 212-298-1915.

                          TERMS OF THE EXCHANGE NOTES

     The exchange notes will be identical to the outstanding notes, except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for liquidated damages. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes.

     The following is a summary of the terms of the exchange notes. It may not contain all the information that is important to you. For a more detailed description of the exchange notes, please refer to the section of this prospectus entitled "Description of the Exchange Notes."

Issuer........................   The Houston Exploration Company

Notes Offered.................   $175 million principal amount of 7% Senior
                                 Subordinated Notes due 2013.

Maturity Date.................   June 15, 2013.

Interest Rate.................   7% per year.

Interest Payment Dates........   Interest on the exchange notes will be paid
                                 semi-annually in arrears on June 15 and
                                 December 15 of each year, beginning on December
                                 15, 2003.

Optional Redemption...........   On or after June 15, 2008, we may redeem the
                                 exchange notes at the redemption prices
                                 described in this prospectus, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to June 15, 2006, we may redeem up to 35% of the aggregate principal amount of the notes issued prior to the redemption date with the net proceeds of one or more equity offerings at a redemption price equal to 107% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that at least
                                 65% of the aggregate
                                 principal amount of the notes remains
                                 outstanding after the redemption. See
                                 "Description of the Exchange Notes -- Optional
                                 Redemption."

Covenants.....................   The indenture governing the notes contains
                                 covenants that, among other things, restrict or limit:

                                 - incurrence of additional indebtedness and
                                   issuance of preferred stock;

                                 - repayment of certain other indebtedness;

                                 - payment of dividends or certain other
                                   distributions;

                                 - investments and repurchases of equity;

                                 - the use of proceeds of asset sales;

                                 - transactions with affiliates;

                                 - liens;

                                 - merger or consolidation and sales or other
                                   dispositions of all or substantially all of our assets;

                                 - entering into agreements that restrict the
                                   ability of our restricted subsidiaries to make certain distributions or payments; or

                                 - guarantees by restricted subsidiaries of
                                   certain indebtedness.

                                 In addition, under certain circumstances, we will be required to make an offer to purchase the exchange notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of purchase, with the proceeds from certain asset sales. See "Description of the Exchange
                                 Notes -- Covenants" and "-- Repurchase at the Option of Holders -- Asset Sales." These covenants are subject to important exceptions and qualifications, which are described below under "Description of the Exchange
                                 Notes -- Covenants."

Change of Control.............   Upon a change of control, each holder will have
                                 the right to require us to repurchase the holder's notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See
                                 "Description of the Exchange Notes --
                                 Repurchase at the Option of Holders -- Change of Control." We may not have sufficient funds to repurchase the exchange notes in the event of a change of control.

Ranking.......................   The exchange notes will:

                                 - be our general unsecured obligations;

                                 - rank subordinate in right of payment to all
                                   our existing and future senior and
                                   unsubordinated debt;

                                 - rank senior or equal in right of payment to
                                   all our existing and future subordinated indebtedness;

                                 - be effectively subordinated to all
                                   liabilities, if any, of any of our
                                   subsidiaries; and

                                 - be effectively subordinated to any secured
                                   indebtedness of ours, to the extent of the collateral securing such indebtedness.

Transfer Restrictions; Absence
of a Public Market for the
Exchange Notes................   The exchange notes will be freely transferable,
                                 but will also be new issues of securities for which there is no established market.
                                 Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

Form of Exchange Notes........   The exchange notes will be represented by one
                                 global note. The global exchange note will be deposited with the trustee, as custodian for DTC.

                                 The global exchange note will be shown on, and transfers of such global exchange note will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

Same-Day Settlement...........   The exchange notes will trade in DTC's Same Day
                                 Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the exchange notes will be settled in immediately available funds.

Trading.......................   We do not expect to list the exchange notes for
                                 trading on any securities exchange.

Trustee, Registrar and
Exchange Agent................   The Bank of New York

Governing Law.................   The exchange notes and the indenture will be
                                 governed by, and construed in accordance with, the laws of the State of New York.

                                  RISK FACTORS

     Before you decide to participate in the exchange offer, you should read carefully the following risks, uncertainties and factors relating to our notes, the exchange offer and our business along with other information set forth elsewhere or incorporated by reference in this prospectus.

RISK FACTORS AFFECTING OUR BUSINESS

  THE VOLATILITY OF NATURAL GAS AND OIL PRICES MAY AFFECT OUR FINANCIAL RESULTS.

     As an independent natural gas and oil producer, the revenues we generate from our operations are highly dependent on the price of, and demand for, natural gas and oil. Even relatively modest changes in oil and natural gas prices may significantly change our revenues, results of operations, cash flows and proved reserves. Historically, the markets for natural gas and oil have been volatile and are likely to continue to be volatile in the future. Prices for natural gas and oil may fluctuate widely in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control, such as:

     - the domestic and foreign supply of natural gas and oil;

     - the price of foreign imports;

     - overall domestic and global economic conditions;

     - political and economic conditions or hostilities in oil producing countries, including the Middle East and South America;

     - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

     - the level of consumer product demand;

     - weather conditions;

     - domestic and foreign governmental regulations; and

     - the price and availability of alternative fuels.

     We cannot predict future natural gas and oil price movements. If natural gas and oil prices decline, the amount of natural gas and oil we can economically produce may be reduced, which may result in a material decline in our revenues.

  WE MAY NOT BE ABLE TO MEET OUR SUBSTANTIAL CAPITAL REQUIREMENTS.

     Our business is capital intensive. To maintain or increase our base of proved oil and gas reserves, we must invest a significant amount of cash flow from operations in property acquisitions, development and exploration activities. We are currently making and will continue to make substantial capital expenditures to find, develop, acquire and produce natural gas and oil reserves. Our capital expenditure budget for exploration, development and leasehold acquisitions for 2003 is estimated at approximately $286 million. This budget excludes potential property acquisitions. If our revenues or borrowing base under our revolving credit facility decrease as a result of lower natural gas and oil prices, operating difficulties or declines in reserves, we may not be able to expend the capital necessary to undertake or complete future drilling programs or acquisition opportunities unless we raise additional funds through debt or equity financings. Without continued employment of capital, our oil and gas reserves will decline. We may not be able to obtain debt or equity financing, and cash generated by operations or available under our revolving credit facility may not be sufficient to meet our capital requirements.

  THE AMOUNT OF OUR OUTSTANDING INDEBTEDNESS MAY RESTRICT OUR FINANCIAL FLEXIBILITY.

     Our outstanding indebtedness at March 31, 2003 was $230 million, and as of June 30, 2003 was $295 million, which amount includes the $100 million principal amount of our 8 5/8% senior subordinated notes due 2008 which will be redeemed on July 11, 2003. As adjusted for the issuance of the $175 million of the outstanding notes and the redemption of the $100 million aggregate principal amount of the 8 5/8% senior subordinated notes due 2008 and the application of the remaining proceeds from the issuance of the outstanding notes to repay indebtedness under our revolving credit facility, our outstanding indebtedness at March 31, 2003 would have been $238.8 million. Our level of indebtedness affects our operations in a number of ways. Our revolving credit facility, the indenture governing our currently outstanding 8 5/8% senior subordinated notes (which will be redeemed in full on July 11, 2003), and the indenture governing the exchange notes and the outstanding notes contain covenants that require a substantial portion of our cash flow from operations to be dedicated to the payment of interest on our indebtedness. During 2002 and the first quarter of 2003, we made aggregate cash interest payments of $14.9 million and $5.6 million, respectively. Funds dedicated to debt service payment will not be available for other purposes. Further, other covenants in these agreements require us to meet the financial tests specified in these agreements and establish other restrictions that limit our ability to borrow additional funds or dispose of assets. They may also affect our flexibility in planning for, and reacting to, changes in business conditions. Moreover, future acquisition and development activities may require us to significantly alter our capitalization structure, which may alter our indebtedness. Our ability to meet our debt service obligations and reduce our total indebtedness will depend upon our future performance. Our future performance, in turn, is dependent upon many factors that are beyond our control such as general economic, financial and business conditions. Our future performance may be adversely affected by these economic, financial and business conditions.

  ESTIMATES OF PROVED RESERVES AND FUTURE NET REVENUE MAY CHANGE.

     The estimates of proved reserves of natural gas and oil included and incorporated by reference in this document are based on various assumptions. The accuracy of any reserve estimate is a function of the quality of available data, engineering, geological interpretation and judgment and the assumptions used regarding quantities of recoverable natural gas and oil reserves and prices for crude oil and natural gas. Actual prices, production, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from those assumed in our estimates, and these variances may be significant. Any significant variance from the assumptions used could result in the actual quantity of our reserves and future net cash flow being materially different from the estimates in our reserve reports. In addition, results of drilling, testing and production and changes in crude oil and natural gas prices after the date of the estimate may result in substantial upward or downward revisions.

  WE MAY NOT BE ABLE TO REPLACE RESERVES.

     Our future success depends on our ability to find, develop and acquire natural gas and oil reserves. Without successful exploration, development or acquisition activities, our reserves and revenues will decline over time. The continuing development of reserves and acquisition activities require significant expenditures. Our cash flow from operations may not be sufficient for this purpose, and we may not be able to obtain the necessary funds from other sources. If we are not able to replace reserves at sufficient levels, the amount of credit available to us may decrease since the maximum amount of borrowing capacity available under our revolving credit facility is based, at least in part, on the estimated quantities of our proved reserves.

  WE MAY BE REQUIRED TO TAKE ADDITIONAL WRITEDOWNS IF NATURAL GAS AND OIL PRICES DECLINE.

     We may be required under full cost accounting rules to write down the carrying value of our natural gas and oil properties when natural gas and oil prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results.

     For the quarter ended December 31, 2001, we were required under SEC accounting rules to take a non-cash charge to impair or reduce the carrying value of our oil and gas properties by $6.2 million ($4.0 million net of tax). The charge was primarily a result of low natural gas prices. We may be required to take additional writedowns in future periods should prices decline to unfavorable levels or if we have unsuccessful drilling results.

  OPERATING HAZARDS AND UNINSURED RISKS.

     In our operations we may experience hazards and risks inherent in drilling for, producing and transporting of natural gas and oil. These hazards and risks may result in loss of hydrocarbons, environmental pollution, personal injury claims, and other damage to our properties and third parties and include:

     - fires;

     - natural disasters;

     - explosions;

     - encountering formations with abnormal pressures;

     - blowouts;

     - cratering;

     - pipeline ruptures; and

     - spills.

     We are insured against some, but not all, of the hazards associated with our business. We believe this is standard practice in our industry. Because of this practice, however, we may be liable or sustain losses that could be substantial due to events that are not insured.

     Additionally, our natural gas and oil operations located in the Gulf of Mexico may experience tropical weather disturbances, some of which can be severe enough to interrupt production and possibly cause substantial damage to facilities. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. Our coverage includes, but is not limited to, the operator's extra expense to include loss of well, blowouts and costs of pollution control, physical damage on assets, employer's liability, comprehensive general liability, automobile liability and worker's compensation. We believe that our insurance is adequate and customary for companies of a similar size engaged in operations similar to ours, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse impact on our financial condition and results of operations.

  OUR ACQUISITION AND INVESTMENT ACTIVITIES MAY NOT BE SUCCESSFUL.

     The successful acquisition of producing properties requires assessment of reserves, future commodity prices, operating costs, potential environmental and other liabilities. These assessments may not be accurate. We review the properties we intend to acquire in a fashion that we believe is generally consistent with industry practice. This review will not, however, reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We may not always perform inspections on every property or well, and structural or environmental problems may not be observable even when an inspection is undertaken. Accordingly, we may suffer the loss of one or more acquired properties due to title deficiencies or may be required to make significant expenditures to cure environmental contamination with respect to acquired properties. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are generally not entitled to contractual indemnification for environmental liabilities and we typically acquire structures on a property on an "as is" basis.

  DRILLING OIL AND NATURAL GAS WELLS IS A HIGH-RISK ACTIVITY AND SUBJECTS US TO A VARIETY OF FACTORS THAT WE CANNOT CONTROL.

     Our drilling activities subject us to many risks, including the risk that we will not find commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry wells, but from productive wells that do not produce sufficient revenues to return a profit. Also, title problems, weather conditions, governmental requirements and shortages or delays in the delivery of equipment and services can delay our drilling operations or result in their cancellation. The cost of drilling, completing and operating wells is often uncertain, and we cannot assure you that new wells will be productive or that we will recover all or any portion of our investment.

  OUR HEDGING ACTIVITIES COULD RESULT IN FINANCIAL LOSSES OR COULD REDUCE OUR INCOME.

     To achieve a more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we currently and may in the future, enter into hedging arrangements for a portion of our natural gas and oil production. Typically, the hedging instruments we use are fixed price swaps, collars and options. While using these types of hedging instruments limits the downside risk of adverse price movements, a number of risks exist, including instances in which the benefit to revenues is limited when natural gas prices increase. For example, during the first quarter of 2003, our revenues were $129.0 million. Assuming unhedged prices, our revenues would have been $164.2 million. In addition, there are the risks that our actual production is less than expected and that the counter party to the hedging contract defaults on its contractual obligations.

  WE MAY INCUR SUBSTANTIAL COSTS TO COMPLY WITH ENVIRONMENTAL AND OTHER GOVERNMENTAL LAWS AND REGULATIONS.

     Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells, offshore platforms and other facilities. We have expended and continue to expend significant resources, both financial and managerial, to comply with environmental laws and regulations as well as permitting requirements. Failure to comply with these laws and regulations could result in assessment of administrative, civil, and criminal penalties, imposition of investigatory, remedial, or monitoring obligations, or the issuance of injunctions prohibiting or limiting our operations. Increasingly strict environmental laws, regulations and enforcement policies and claims for damages to property, employees, other persons and the environment resulting from our operations could have a material adverse affect on our results of operations and financial condition in the future.

  WE FACE STRONG COMPETITION.

     As an independent natural gas and oil producer, we face strong competition in all aspects of our business. Many of our competitors are large, well-established companies that have substantially larger operating staffs and greater capital resources than we do. These companies may be able to pay more for productive natural gas and oil properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit.

  CONCENTRATION OF CREDIT RISKS.

     Substantially all of our accounts receivable result from natural gas and oil sales or joint interest billings to third parties in the energy industry. This concentration of customers and joint interest owners may impact our overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. Historically, we have not experienced credit losses on our receivables; however, recent market conditions resulting in downgrades to credit ratings of energy merchants have affected the liquidity of several of our purchasers. During the third quarter of 2002, we discontinued selling our natural gas and oil to several energy merchants that received downgrades to their credit ratings. We are continuing to sell gas to companies that have posted letters of credit to secure their performance under the purchase contracts. We have not experienced credit loss from any of these purchasers.

     Further, our natural gas futures and swap contracts also expose us to credit risk in the event of nonperformance by counterparties. Generally, these contracts are with major investment grade financial institutions and historically we have not experienced material credit losses. We believe that our credit risk related to the natural gas futures and swap contracts is no greater than the risk associated with the primary contracts and that the elimination of price risk reduces volatility in our reported results of operations, financial position and cash flows from period to period and lowers our overall business risk; but, as a result of our hedging activities we may be exposed to greater credit risk in the future.

  OUR BUSINESS AND OPERATIONS COULD BE ADVERSELY AFFECTED BY TERRORIST ATTACKS.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope, and the United States and others instituted military action in response. Since the September 11th attacks, the U.S. government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. The continued threat of terrorism and the impact of military and other actions will likely lead to increased volatility in prices for natural gas and oil and could affect the markets for our operations. In addition, future acts of terrorism could be directed against companies operating in the United States, particularly those engaged in sectors essential to our economic prosperity, such as natural resources. These developments have subjected our operations to increased risk and, depending on their ultimate magnitude, could have a material adverse affect on our business.

  POTENTIAL CONFLICTS OF INTEREST WITH OUR MAJORITY STOCKHOLDER.

     A variety of conflicts of interest between KeySpan and our public stockholders may arise as a result of KeySpan's controlling interest in our company. KeySpan currently owns approximately 56% of our common stock. KeySpan is in a position to control:

     - the election of the entire Board of Directors;

     - the outcome of the vote on all matters requiring the vote of our stockholders;

     - all matters relating to our management;

     - the acquisition or disposition of our assets, including the sale of our business as a whole;

     - payment of dividends on our common stock;

     - the future issuance of our common stock or other securities; and

     - hedging, drilling, operating and acquisition expenditure plans.

     The Chairman of our Board of Directors, Robert B. Catell, is also the Chairman of the Board of Directors and Chief Executive Officer of KeySpan. In addition to Mr. Catell, four of our nine other directors are currently or were previously affiliated with KeySpan: Gerald Luterman is Executive Vice President and Chief Financial Officer of KeySpan; H. Neil Nichols is Senior Vice President of Corporate Development and Asset Management of KeySpan; Robert J. Fani is President of KeySpan Energy Services and Supply; and James Q. Riordan, Chairman of our Audit Committee, retired from KeySpan's Board in May 2002.

     As KeySpan has announced in the past, it does not consider the businesses contained in its energy investments segment, including its investment in Houston Exploration, a part of its core asset group. KeySpan has stated in the past that it may sell or otherwise dispose of all or a portion of its non-core assets, including all or a portion of its common stock ownership in our company but cannot predict when, or if, any such sale or disposition may take place.

  INVESTORS WILL HAVE VERY LIMITED ABILITY TO RECOVER AGAINST OUR FORMER AUDITORS WITH RESPECT TO OUR FINANCIAL STATEMENTS.

     On March 29, 2002, we dismissed Arthur Andersen LLP and engaged Deloitte & Touche LLP as our independent public accountants. Our consolidated financial statements as of and for the years ended

December 31, 2000, 1999 and 1998 were audited by Arthur Andersen, as indicated in their report with respect thereto. The firm Arthur Andersen was convicted of obstruction of justice relating to a federal investigation of Enron Corp., has ceased operations and has lost the services of the material personnel responsible for our audit. As a result, it is not possible to obtain Arthur Andersen's consent to the incorporation by reference of their report in future filings with the SEC under the Securities Act of 1933. Because Arthur Andersen will not be deemed to have consented to the incorporation by reference of their report in such filings, investors will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

  OUR SUCCESS DEPENDS ON OUR CHIEF EXECUTIVE OFFICER AND OTHER KEY EMPLOYEES.

     We depend to a large extent on the efforts and continued employment of our President and Chief Executive Officer, William G. Hargett, and other key employees. If Mr. Hargett or these other key employees resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

RISKS RELATED TO THE EXCHANGE OFFER AND NOTES

  OUTSTANDING NOTES MUST BE TIMELY AND PROPERLY TENDERED.

     If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

     We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

  OUTSTANDING NOTES ARE SUBJECT TO TRANSFER RESTRICTIONS.

     If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, their liquidity may be restricted because there will be fewer such notes outstanding.

  PAYMENT OF EXCHANGE NOTES IS SUBORDINATED TO PAYMENT OF OUR SENIOR DEBT.

     The outstanding notes are, and the exchange notes will be, subordinated in right of payment to all of our existing and future senior and unsubordinated debt, which includes all indebtedness under our revolving credit facility. The outstanding notes are, and the exchange notes also will be, effectively subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of our subsidiary, which is not a guarantor of the exchange notes, and the claims of creditors of the subsidiary, including trade creditors, will have priority as to the assets of the subsidiary. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding regarding us, our assets will be available to pay obligations on the exchange notes only after our senior and unsubordinated debt has been paid in full. Additional senior and unsubordinated debt may be incurred by us from time to time, subject to certain restrictions imposed by our revolving credit facility and the indenture governing the exchange and the outstanding notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

     In addition to being subordinated to all of our existing and future senior and unsubordinated debt, the exchange notes will not be secured by us or our subsidiary's assets, as the case may be.

  OUR REVOLVING CREDIT FACILITY AND OUR EXISTING INDENTURES IMPOSE RESTRICTIONS ON US THAT MAY AFFECT OUR ABILITY TO SUCCESSFULLY OPERATE OUR BUSINESS AND OUR ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     Our revolving credit facility, the indenture governing our existing 8 5/8% senior subordinated notes (which will be redeemed in full on July 11, 2003) and the indenture governing the outstanding notes and the exchange notes include, covenants that, among other things, restrict our ability to:

     - borrow money;

     - create liens;

     - sell or transfer any of our material property;

     - merge into or consolidate with any third party or sell or dispose of all or substantially all of our assets; and

     - make capital expenditures.

     We are also required by our revolving credit facility and our indentures to maintain debt coverage ratios, interest coverage ratios and a specified net worth. All of these covenants may restrict our ability to expand or to pursue our business strategies. Adverse financial or economic developments may cause us to breach these covenants. The breach of any of these covenants could result in a default under our debt, causing the debt to become due and payable. We may not be able to repay the debt due as a result of an acceleration.

  UPON A CHANGE OF CONTROL, WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE EXCHANGE NOTES AND THE OUTSTANDING NOTES, WHICH WOULD VIOLATE THE TERMS OF SUCH NOTES.

     Upon the occurrence of a change of control, each holder of the notes will have the right to require us to purchase all or a portion of such holder's notes at 101% of the principal amount of the notes, together with accrued and unpaid interest and liquidated damages, if any, to the date of purchase. The occurrence of a change of control may result in a default under our revolving credit facility which prohibits our purchase of the notes unless and until the indebtedness under the revolving credit facility is repaid. The indenture governing the notes requires that prior to a purchase of the notes upon a change of control, we must either repay all outstanding senior and unsubordinated debt or obtain any required consents to such purchase. If a change of control were to occur, we may not have the financial resources to repay all of the senior and unsubordinated debt, the notes and the other indebtedness that would become payable upon the occurrence of such change of control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture which could have material adverse consequences for us and the holders of the notes.

  AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE EXCHANGE NOTES.

     Prior to the exchange offer, there was no market for the exchange notes. The exchange notes will not be listed on any securities exchange. We have been informed by the initial purchasers of the outstanding notes that they intend to make a market in the exchange notes after the exchange offer is completed. However, none of the initial purchasers is obligated to make a market in the exchange notes and, even if the initial purchasers commence market-making, they may cease their market-making at any time. In addition, the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry. As a result, an active trading market may not develop or be maintained for the exchange notes. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected.

                                 EXCHANGE OFFER

     We sold the outstanding notes on June 10, 2003 pursuant to a purchase agreement dated June 5, 2003, by and among us and the initial purchasers named therein. The outstanding notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers dated June 10, 2003. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Pursuant to the registration rights agreement, we agreed to:

     - file with the SEC, no later than 90 days after the closing date of the offering of the outstanding notes, an exchange offer registration statement under the Securities Act for the exchange notes; and

     - use our commercially reasonable efforts to cause the exchange offer registration statement for the exchange notes to become effective no later than 180 days after the closing date.

     When the exchange offer registration statement is effective, we will offer the holders of the outstanding notes who are able to make the representations described below the opportunity to exchange their outstanding notes for the exchange notes in the exchange offer. The exchange offer will be open for a period of at least 20 business days and will be completed within 30 business days after the exchange offer registration statement for the exchange notes becomes effective. During the exchange offer period, we will exchange the exchange notes for all outstanding notes properly surrendered and not withdrawn before the expiration date. The exchange notes will be registered and the transfer restrictions, registration rights and provisions for liquidated damages relating to the outstanding notes will not apply to the exchange notes.

     Under existing interpretations by the staff of the SEC, the exchange notes generally will be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those exchange notes. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchanges notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of such exchange notes. We have agreed, if requested by the initial purchasers or by one or more participating broker-dealers, to keep the exchange offer registration statement effective for up to 180 days following consummation of the exchange offer to permit resales of exchange notes acquired by broker-dealers in after-market transactions.

     If you wish to participate in the exchange offer, you will be required to make certain representations, including representations that:

     - any exchange notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - you are not engaged in and do not intend to engage in the distribution of the exchange notes;

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes; and

     - you are not our "affiliate," as defined in Rule 405 under the Securities Act.

     We have agreed that if the exchange offer is not permitted by applicable law or SEC policy or any holder of outstanding notes notifies us prior to the 20th business day following the completion of the exchange offer that:

     - such holder is prohibited by law or SEC policy from participating in the exchange offer;

     - such holder may not resell the exchange notes to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales by it; or

     - such holder is a broker-dealer and holds notes acquired directly from us or any of our affiliates,

then we will file with the SEC a shelf registration statement covering resales of the outstanding notes within 75 days of that obligation arising. Holders who wish to sell their outstanding notes under the shelf registration statement must satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     We will use our commercially reasonable efforts to cause the shelf registration statement to become effective no later than 90 days after the date by which we are required to file such shelf registration statement and to remain effective for a period ending on the earlier of:

     - the second anniversary of the closing date of the offering of the outstanding notes; or

     - until there are on longer outstanding any securities eligible for registration under the registration rights agreement.

     If we file a shelf registration statement with respect to any outstanding notes, we will be entitled from time to time to require holders of those notes to discontinue the sale or other disposition of those notes pursuant to that shelf registration statement if the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If we effect an exchange offer with respect to the outstanding notes, we will also be entitled to require any participating broker-dealers to discontinue the sale or other disposition of exchange notes pursuant to the prospectus included in the applicable exchange offer registration statement on the same terms and conditions as those described above in this paragraph.

     A holder of the outstanding notes that sells the outstanding notes pursuant to the shelf registration statement:

     - generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser of the outstanding notes;

     - will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales; and

     - will be bound by the provisions of the registration rights agreement applicable to that holder, including indemnification obligations.

     We will pay liquidated damages to holders of the outstanding notes during the period any of the following conditions exist:

     - we have not filed the exchange offer registration statement within 90 days following the closing date of the offering of the outstanding notes;

     - we have not filed a shelf registration statement within 75 days following the date the obligation to file a shelf registration statement arises;

     - the exchange offer registration statement is not declared effective by the SEC within 180 days following the closing date of the offering of the outstanding notes;

     - a shelf registration statement is not declared effective by the SEC within 90 days following the date by which we are required to file a shelf registration statement;

     - we do not complete the exchange offer within 30 business days after the exchange offer registration statement becomes effective; or

     - any registration statement required under the registration rights agreement has been declared effective but ceases to be effective or fails to be usable for its intended purpose, except as specifically permitted in the registration rights agreement, without being succeeded immediately by a post-effective amendment to the registration statement that cures the failure and the amendment is filed and declared effective.

The amount of liquidated damages paid to holders of outstanding notes during any of these circumstances will be equal to $0.05 per week per $1,000 in principal amount of outstanding notes held by such holder for each week or portion of a week that the circumstance continues for the first 90 days. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of outstanding notes for each subsequent 90 day period, up to a maximum amount of liquidated damages of $0.20 per week per $1,000 in principal amount of outstanding notes.

     The foregoing circumstances under which we may be required to pay liquidated damages are not cumulative. Further, any liquidated damages will cease when all of the events described above have been cured.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the exchange offer registration statement of which this prospectus is a part.

RESALE OF EXCHANGE NOTES

     Based on no-action letters of the SEC staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - such exchange notes are acquired in the ordinary course of your business; and

     - you do not intend to participate in a distribution of the exchange notes.

     The SEC, however, has not considered the exchange offer for the exchange notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to these third parties.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

     - cannot rely on such interpretations by the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act.

     This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue exchange notes in a principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in denominations of $1,000 and integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

     As of the date of this prospectus, $175,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to the Depository Trust Company, or DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. Outstanding notes whose holders do not tender them for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, if applicable, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "-- Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

     - to delay accepting for exchange any outstanding notes;

     - to extend the exchange offer; or

     - to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner at any time prior to termination or expiration of the exchange offer.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the price of notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of outstanding notes.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "-- Purpose and Effect of the Exchange Offer" and "-- Your Representations to Us" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

     Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, or the TIA.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to expiration of the exchange offer.

PROCEDURES FOR TENDERING

     To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent are required to notify you of any defects or irregularities with respect to your tender.

     If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the "Summary -- The Exchange Offer" section of this prospectus.

     All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by a global certificate held by Cede & Co. for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

     By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

     There is no procedure for guaranteed late delivery of the outstanding notes.

DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange offer.

WHEN WE WILL ISSUE EXCHANGE NOTES

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

     - a book-entry confirmation of such outstanding notes being transferred into the exchange agent's account at DTC; and

     - a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - you are not engaged in and do not intend to engage in the distribution of the exchange notes;

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes; and

     - you are not our "affiliate," as defined in Rule 405 under the Securities Act.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and certain of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding noted for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.

ACCOUNTING TREATMENT

     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     For purposes of determining the ratios of earnings to fixed charges, earnings are defined as income (loss) before tax plus fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, whether expensed or capitalized, and an imputed or estimated interest component of rent expense.

                                                                               THREE MONTHS
                                                                                  ENDED
                                                YEAR ENDED DECEMBER 31,         MARCH 31,
                                           ---------------------------------   ------------
                                           1998    1999   2000   2001   2002       2003
                                           ----    ----   ----   ----   ----   ------------
Ratio of earnings to fixed charges.......   NA(1)  2.0x   5.5x   12.8x  7.6x       19.3x

---------------

(1) For the year ended December 31, 1998, the ratio of earnings to fixed charges was less than one-to-one coverage due to a deficiency of $123.2 million caused by a writedown of the carrying value of our natural gas and oil properties of $130 million ($84.5 million after taxes).

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness or capital stock.

                                 CAPITALIZATION

     The following table sets forth our unaudited capitalization as of March 31, 2003 on a historical basis and as adjusted to give effect to the issuance of the outstanding notes and the application of the estimated net proceeds therefrom, including

     - the redemption on July 11, 2003 of the $100 million aggregate principal amount of 8 5/8% senior subordinated notes due 2008;

     - the related redemption premium of $4.3 million; and

     - the repayment of $66.2 million of indebtedness outstanding under our revolving credit facility.

     This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those financial statements incorporated by reference into this prospectus.

                                                              AS OF MARCH 31, 2003
                                                              ---------------------
                                                               ACTUAL     ADJUSTED
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Long-term debt:
  Revolving Credit Facility(1)..............................  $130,000    $ 63,800
  8 5/8% Senior Subordinated Notes due 2008(2)..............   100,000          --
  7% Senior Subordinated Notes due 2013.....................        --     175,000
                                                              --------    --------
     Total Long-term debt...................................   230,000     238,800
                                                              --------    --------
Shareholders' equity:
  Common Stock, $.01 par value, 30,965,118 shares issued and
     outstanding............................................       310         310
  Additional paid-in capital................................   353,688     353,688
  Unearned compensation.....................................       (86)        (86)
  Retained earnings.........................................   306,031     302,106(3)
  Accumulated other comprehensive income....................   (36,774)    (36,774)
                                                              --------    --------
     Total stockholders' equity.............................   623,169     619,244
                                                              --------    --------
     Total capitalization...................................  $853,169    $858,044
                                                              ========    ========

---------------

(1) As of May 30, 2003, we had $75.0 million outstanding under our revolving credit facility, excluding $13.4 million in letters of credit. As a result, current availability for borrowings under the credit facility is $211.6 million.

(2) Redeemed in full on July 11, 2003.

(3) Includes the effect of the call premium of $4.3 million ($2.8 million net of taxes) paid on the redemption of our existing 8 5/8% senior subordinated notes due 2008 together with a charge of $1.7 million ($1.1 million net of taxes) for the write-off of unamortized costs relating to the issuance of the 8 5/8% senior subordinated notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The exchange notes will be issued, and the outstanding notes were issued, pursuant to an indenture dated June 10, 2003 (the "Indenture") between the Company (as defined below) and The Bank of New York, as trustee (the "Trustee"). The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended.

     The definitions of some of the capitalized terms used in the following summary are set forth below under "-- Definitions." References to the "Notes" in this section of the prospectus are to the exchange notes. For purposes of this summary, the term "Company" and the words "we", "us" and "our" refer only to The Houston Exploration Company and not to any of its Subsidiaries.

     The following description is only a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge holders to read the Indenture because it, and not this description, defines the rights of holders of the Notes. We have filed the Indenture as an exhibit to the registration statement which includes this prospectus.

     The exchange notes, together with the outstanding notes, will constitute a single series of debt securities under the Indenture for voting purposes. If the exchange offer is consummated, holders of outstanding notes who do not exchange their notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding debt securities issued under the Indenture or of a specified series of debt securities issued under the Indenture, as described below under "-- Events of Default and Remedies." In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of the outstanding notes and the exchange notes shall vote together as a single series for all such purposes. Accordingly, all references in this Description of the Exchange Notes to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer for the outstanding notes is consummated, such percentage in aggregate principal amount of the outstanding notes and the exchange notes then outstanding.

BRIEF DESCRIPTION

     The Notes:

     - are our unsecured senior subordinated obligations;

     - are subordinated in right of payment to Senior Debt (See "Risk
       Factors -- Risks Related to the Exchange Offer and Notes -- Payment of exchange notes is subordinated to payment of our senior debt."); and

     - will be guaranteed by each Restricted Subsidiary that guarantees the payment of any of our Indebtedness.

     Restrictions in the Indenture on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to make Asset Sales, to enter into transactions with Affiliates and to enter into mergers, consolidations or sales of all or substantially all of its assets, may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company.

     The Indenture may not afford holders of Notes protection in all circumstances from the adverse aspects of a leveraged transaction, reorganization, restructuring, merger or similar transaction.

     As of the date of this prospectus, the Company has one Subsidiary, which constitutes a Restricted Subsidiary for the purposes of the Indenture. Under certain circumstances, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to several of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     We will issue the Notes initially in an aggregate principal amount of $175 million. The Notes will mature on June 15, 2013. Subject to our compliance with the covenant described under "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," we are entitled to, without the consent of the holders, issue additional Notes under the Indenture in an unlimited amount on the same terms and conditions and with the same CUSIP number as the Notes being offered hereby. The initial Notes and the additional Notes, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this Description of the Exchange Notes, references to the Notes include any additional Notes actually issued.

     Interest on the Notes will accrue at the rate of 7% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2003, to holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by the Depository Trust Company or its nominee in immediately available funds to the Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note. Principal, premium, if any, and interest on the Notes will be payable to registered holders at our office or agency maintained for these purposes within the City and State of New York, which will initially be the corporate trust office of the Trustee maintained there. We may change this office or agency without prior notice to holders of the Notes, and any of its Subsidiaries may act as Paying Agent or Registrar. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     On or after June 15, 2008, we will be entitled at our option to redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days notice to each holder of Notes to be redeemed, at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the 12-month period beginning on June 15 of each of the years indicated below, in each case together with any accrued and unpaid interest thereon to the applicable redemption date:

YEAR                                                          PERCENTAGE
----                                                          ----------
2008........................................................   103.500%
2009........................................................   102.333%
2010........................................................   101.167%
2011 and thereafter.........................................   100.000%

     Prior to June 15, 2006, we may at our option on one or more occasions redeem for cash up to 35% of the aggregate principal amount of the Notes, including any additional Notes, if any, originally issued prior to the redemption date, at a redemption price of 107% of the principal amount thereof, in each case plus any accrued and unpaid interest thereon to the redemption date, with the net proceeds of an Equity Offering; provided that:

     - at least 65% of the aggregate principal amount of the Notes, including any additional Notes, if any, originally issued prior to the redemption date remains outstanding immediately after the occurrence of each such redemption; and

     - each such redemption will occur within 180 days of the date of the closing of the related Equity Offering.

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part. We will cause notices of redemption to be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to any Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the partially redeemed Note. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption unless we default in the payment thereof.

RANKING AND SUBORDINATION

     The payment of principal of, premium, if any, and interest on, the Notes and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in certain circumstances in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of the Senior Debt, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in a proceeding, before the holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of the Notes would be entitled shall be made to the holders of Senior Debt, except that holders of the Notes may receive payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance."

     The Company also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of the Notes, except from the trust described under "-- Legal Defeasance and Covenant Defeasance," if

     - a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs ("payment default"), or

     - any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both, unless cured or waived, will permit, holders of the Designated Senior Debt as to which the default relates to accelerate its maturity ("non-payment default") and, solely with respect to this clause, the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Cash payments on the Notes shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a default of the type described in clause (8) under the caption "Events of Default and Remedies" has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 days.

     The Indenture also requires that we promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of these subordination provisions, in the event of a liquidation or insolvency of the Company, holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. Approximately $20 million of Senior Debt, $93 million of trade payables and other accrued liabilities and $100 million senior subordinated debt other than the Notes was outstanding as of June 30, 2003. The $100 million principal amount of senior subordinated debt represented by our 8 5/8% senior subordinated notes will be redeemed in full on July 11, 2003. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See
"-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described below under the caption
"-- Repurchase at the Option of Holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent they are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), we will purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

     "Change of Control" means the occurrence of any of the following:

          (1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have a "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company, provided, however that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined above), directly or indirectly, or more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of such parent corporation);

          (2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "Person" or group of related Persons (a "Group") (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, we will, to the extent lawful, (i) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by us. The Paying Agent will promptly mail to each holder of the Notes so validly tendered and not properly withdrawn the Change of Control Payment for the tendered Notes and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this covenant. We will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

     Except as described above, the Indenture does not contain provisions that permit the holders of Notes to require us to redeem or repurchase the Notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. In addition, the existence of the holder's right to require us to repurchase a holder's Notes upon the occurrence of a Change of Control may or may not deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

     Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The Credit Agreement provides that certain change of control events with respect to the

Company would constitute a default thereunder permitting the lending parties thereto to accelerate the Indebtedness thereunder. In addition, certain events that may obligate us to offer to repay all outstanding obligations under the Credit Agreement may not constitute a Change of Control under the Indenture. However, we may not have sufficient resources to repay Indebtedness under the Credit Agreement and we may not have sufficient resources to repurchase tendered Notes. Furthermore, any future credit agreements or other agreements relating to Senior Debt to which we may become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are directly or indirectly prohibited from purchasing Notes, we could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, the purchase of Notes will remain prohibited. Our failure to purchase tendered Notes may constitute a breach of the Indenture which would, in turn, constitute a default under the Credit Agreement and could lead to the acceleration of the indebtedness thereunder.

     The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of (evidenced by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee); and

          (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary from the Asset Sale, plus all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of (A) cash or Cash Equivalents or (B) properties and capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business, or Capital Stock of a Person engaged in the Oil and Gas Business which becomes a Wholly Owned Subsidiary of the Company, or any combination thereof (collectively the "Cash Consideration"); provided that the amount of (x) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to (1) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability (provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) and (y) any non Cash Consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted into cash by the Company or such Restricted Subsidiary within 90 days after such Asset Sale, shall be deemed to be cash for purposes of this provision to the extent of the cash received. Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as applicable) may apply, or enter into binding contracts (subject only to obtaining required governmental approvals) irrevocably committing the Company or the Restricted Subsidiary to apply, an amount equal to such Net Proceeds to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case in the Oil and Gas Business, or the Company (or the Restricted Subsidiary, as applicable) may apply such Net Proceeds to the permanent reduction of Senior Debt; provided, however, that pending application of an amount equal to such Net Proceeds pursuant to the preceding sentence, such Net Proceeds may be applied to temporarily reduce revolving credit indebtedness. The amount equal to (x) the difference between the amount applied or invested or committed to be applied or invested, as provided in the preceding sentence of this paragraph and (y) the then aggregate amount of Net Proceeds from Asset Sales will be deemed to constitute "Excess Proceeds". On or prior to the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an offer to all holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the asset sale offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value in the case of Pari Passu Indebtedness issued with a significant original issue discount) thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and the aggregate principal amount (or accreted values in the case of Pari Passu Indebtedness issued with significant original issue discount) of Pari Passu Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes and Pari Passu Indebtedness so purchased will be made in the same manner as interest payments are made on the Notes and Pari Passu Indebtedness, respectively.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

     On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notices required, if any, by the agreements governing the Pari Passu Indebtedness. The Company, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase
Date) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver the new Note to the holder, in a principal amount equal to any unpurchased portion of the surrendered Note. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to its holder. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to any Asset Sale Offer.

     The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar provisions or may contain restrictions on our ability to purchase Notes. In the event a Change of Control or an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing the Notes by the terms of such agreements relating to other Senior Debt, the Company could seek the consent of its lenders to the purchase or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain this consent or repay the prohibited borrowings, the Company may remain prohibited from purchasing the Notes. In such case, our failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under such other agreements. In these circumstances, the subordination provisions in the Indenture would restrict payments to the holders of the Notes.

COVENANTS

  RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (x) any Equity Interests of the Company or (y) any Equity Interests of any Restricted Subsidiary of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3) prepay, purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a scheduled repayment of principal or a payment of principal at stated maturity; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"); provided, however, that no Permitted Investment shall be deemed to be a Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the

     Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
     (ii), (iii), (iv), (vi), (vii), (viii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit or loss, less 100% of such deficit or loss), plus

             (2) 100% of (A) the aggregate net cash proceeds, (B) the fair market value (as determined in good faith by the Company evidenced by a resolution of the Board of Directors) of (x) marketable securities (other than marketable securities of the Company), (y) Capital Stock (other than Capital Stock of the Company) of a Person (other than an Affiliate of the Company) engaged primarily in the Oil and Gas Business, provided that Person becomes a Restricted Subsidiary of the Company and
        (z) other assets used in the Oil and Gas Business, in the case of clauses (A) and (B), received by the Company after the Issue Date from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company (but excluding cash proceeds and marketable securities received from the sale of Equity Interests to members of management or directors of the Company and its Restricted Subsidiaries after the Issue Date to the extent such amounts have been applied to make Restricted Payments in accordance with clause (vi) of the next succeeding paragraph) and (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange, plus

             (3) to the extent that any Restricted Investment that was made after the Issue Date is sold to an unaffiliated purchaser for cash or marketable securities or otherwise liquidated or repaid for cash or marketable securities, the lesser of (A) the cash proceeds and/or the fair market value of such marketable securities (as determined in good faith by the Company), as the case may be, and (B) the initial amount of the Restricted Investment, plus

             (4) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary, plus

             (5) $10.0 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such cash proceeds that are utilized for any such Restricted Investment shall be excluded from clause (c)(2) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness or of any Equity Interests of the Company or any Restricted Subsidiary, in exchange for, or out of the net cash proceeds from (x) an incurrence of Permitted Refinancing Indebtedness or (y) the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions (other than from a Subsidiary of the Company) in respect of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (iv) any dividend or other distribution made by any Wholly Owned Subsidiary of the Company to another Wholly Owned Subsidiary of the Company or to the Company;

          (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee or director (or any of their respective heirs or estates or permitted transferees) of the Company or any of the Company's Restricted Subsidiaries pursuant to any agreements (including employment agreements) or management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, without limitation, any management equity subscription agreement, stock option agreement or similar written arrangement) approved by the Board of Directors; provided, that the aggregate Restricted Payments made under this clause (v) do not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $7.5 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Equity Interests of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (c)), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (v);

          (vi) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Company deemed to occur upon exercise or exchange of warrants, options or rights to acquire Equity Interests if such Equity Interests represent a portion of the exercise or exchange price of such warrants, options or rights, and any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

          (vii) payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture;

          (viii) cash payments in lieu of the issuance of fractional shares; and

          (ix) the repurchase, redemption or other acquisition or retirement for value of common Equity Interests of the Company held by any Permitted Holder, provided, however, that: (A) the aggregate amount of Restricted Payments made in reliance on this clause (ix) shall not exceed $300.0 million and (B) after giving pro forma effect to any incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or any issuance or redemption of Disqualified Stock, incurred or issued to finance all or a portion of such repurchase, redemption or other acquisition or retirement, the Company's Leverage Ratio would not have exceeded 1.75 to 1.0;

provided, however, that, in the case of any transaction described in clauses
(ii), (iii), (v) and (ix) and subclause (y) of clause (vii), no Default or Event of Default will have occurred and be continuing immediately after such transaction.

     As of the date hereof and as of the Issue Date, the Company's only Subsidiary was a Restricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a Default. For purposes of making this determination, all outstanding Investments by the Company and its Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. The designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, we will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness), if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Disqualified Stock had been issued, as the case may be, at the beginning of such Reference Period.

     Notwithstanding any provision to the contrary, the first paragraph of this covenant will not prohibit the following:

          (1) the incurrence by the Company of Indebtedness under the Credit Agreement, so long as the aggregate principal amount at any time outstanding of all Indebtedness incurred under this clause (1) does not exceed the greater of (a) $300 million and (b) 20% of Adjusted Consolidated Net Tangible Assets of the Company determined immediately after the incurrence of such Indebtedness (including the application of the proceeds therefrom);

          (2) the incurrence (a) by the Company of Indebtedness represented by
     (i) the Notes issued on the Issue Date, (ii) any Notes issued in exchange for any Notes issued on the Issue Date, or (iii) any Notes issued in exchange for any Notes issued after the Issue Date in compliance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or (b) by any Restricted Subsidiaries of a Subsidiary Guarantee;

          (3) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by the Indenture to be incurred by the Company at the time such Indebtedness was incurred;

          (4) the incurrence by the Company or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of such entity that was in existence on the Issue Date or Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor, in each case, that was permitted by the Indenture to be incurred (including any Indebtedness or Disqualified Stock previously incurred pursuant to this clause (4), but excluding Indebtedness under clauses (1), (3), (5), (6), (9) and (10) of this paragraph);

          (5) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness or preferred stock between or among the Company and any of its Restricted Subsidiaries or between or among any Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, or the issuance by such Restricted Subsidiary of such preferred stock, as the case may be; provided, further, that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes;

          (6) (a) the incurrence, assumption or creation of Hedging Obligations of the Company or a Subsidiary Guarantor pursuant to interest rate protection obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such interest rate protection obligations; (b) the incurrence, assumption or creation of Hedging Obligations under currency exchange contracts entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (c) the incurrence, assumption or creation of, or advances or extensions of credit under, Oil and Natural Gas Hedging Contract; and (d) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133);

          (7) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of the Subsidiary Guarantors or merged into a Subsidiary Guarantor in accordance with the terms of the Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

          (8) all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date;

          (9) Indebtedness, including Permitted Refinancing Indebtedness, incurred by a Foreign Restricted Subsidiary in an aggregate amount not to exceed 20% of such Foreign Restricted Subsidiary's Adjusted Consolidated Net Tangible Assets, at any time outstanding; and

          (10) the incurrence by the Company or by any of the Subsidiary Guarantors of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, or the issuance of Disqualified Stock by the Company (measured, in the case of Disqualified Stock, at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price plus accrued and unpaid dividends) incurred or issued pursuant to this clause (10), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (10), in an aggregate amount at any time outstanding not to exceed $40.0 million.

Each item of Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor described in clauses (1) through (10) of this paragraph shall constitute "Permitted Debt." For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of incurrence such item of Indebtedness or Disqualified Stock in any manner that complies with the provisions of any of the categories of Permitted Debt or the first paragraph of this covenant, including in a manner than divides such Indebtedness or Disqualified Stock between or among more than one such category or the first paragraph of this covenant. If Indebtedness is issued at less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with GAAP.

     The accrual of interest, the accretion nor amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, in each case, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

  LIMITATION ON LAYERING INDEBTEDNESS

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any documents or instruments relating thereto is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. In addition, the Company shall not permit the Subsidiary Guarantors, if any, to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any documents or instruments relating thereto is subordinate or junior in right of payment to Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, however, that solely for the avoidance of doubt and without any other implication, the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in accordance with the provisions of the Indenture in respect of some but not all such Indebtedness.

  LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) securing Indebtedness, upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the Notes and any related applicable guarantees to the same extent such Subordinated Indebtedness is subordinate to the Notes and any related applicable guarantees).

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Equity Interests to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries, or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; provided, however, that the foregoing provisions of this paragraph shall not prohibit any such encumbrances or restrictions existing under or by reason of:

          (1) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including any Existing Indebtedness as in effect on the Issue Date;

          (2) the Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

          (3) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (4) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (5) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale;

          (6) with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement or instrument pursuant to which such Indebtedness was incurred or issued, if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or instrument, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Board of Directors, whose determination shall be conclusive), and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes (as determined in good faith by the Board of Directors, whose determination shall be conclusive); and

          (7) with respect to clause (c) above only, any of the following encumbrances or restrictions:

             (i) secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness and any encumbrance or restriction contained in security agreements, mortgages, purchase money agreements or similar instruments securing Obligations of a Subsidiary Guarantor to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, mortgages, purchase money agreements or similar instruments;

             (ii) any encumbrance or restriction consisting of customary non-assignment provisions (including provisions forbidding subletting) in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

             (iii) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

             (iv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

             (v) customary encumbrances and restrictions contained in agreements of the types described in the definition of "Permitted Business Investments."

  TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and

          (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of the Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

     Notwithstanding any provision of the Indenture to the contrary, the following items shall not be deemed to be Affiliate Transactions and therefore, will not be subject to the provisions of the preceding paragraph:

          (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers and directors of the Company or any Restricted Subsidiary as determined in good faith by the appropriate Board of Directors or senior management;

          (2) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture and which comply with the terms of clause (b) of the immediately preceding paragraph;

          (3) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary (including, without limitation, any such employment agreements entered into prior to the Issue Date);

          (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or severance arrangements, stock options and stock ownership, phantom stock or other incentive compensation plans approved by the Board of Directors;

          (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;

          (7) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

          (8) transactions between or among the Company and/or its Restricted Subsidiaries;

          (9) any Permitted Investment and any Restricted Payments that are not prohibited by the provisions of the Indenture described above under the caption "-- Restricted Payments;" and

          (10) any contracts, agreements or understandings existing as of the Issue Date and any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereof so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date).

  LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES

     The Company will not permit any Domestic Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless:

          (a) the Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by the Domestic Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company (A) if the Notes are subordinated in right of payment to the guaranteed Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to the Domestic Restricted Subsidiary's guarantee with respect to the guaranteed Indebtedness substantially to the same extent as the Notes are subordinated to that Indebtedness under the Indenture and (B) if the guaranteed Indebtedness is by its express terms subordinated in right of payment to the Notes, any guarantee of the Domestic Restricted Subsidiary with respect to that Indebtedness shall be subordinated in right of payment to such Domestic Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Indebtedness is subordinated to the Notes;

          (b) the Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Domestic Restricted Subsidiary as a result of any payment by the Domestic Restricted Subsidiary under its Subsidiary Guarantee of the Notes; and

          (c) the Domestic Restricted Subsidiary delivers to the Trustee an opinion of counsel to the effect that (1) the Subsidiary Guarantee has been duly executed and authorized and (2) the Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Domestic Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this paragraph shall not be applicable to any guarantee by any Domestic Restricted Subsidiary (1) that (A) existed at the time the Person became a Domestic Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, the Person becoming a Domestic Restricted Subsidiary of the Company or (2) that guarantees the payment of Obligations of the Company under the Credit Agreement or any other Senior Debt of the Company and any refunding, refinancing or replacement thereof, in whole or in part; provided that such refunding, refinancing or replacement thereof constitutes Senior Debt of the Company.

     Notwithstanding the foregoing paragraph and the other provisions of the Indenture, any Subsidiary Guarantee by any Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor whether by way of merger, consolidation or otherwise (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary.

  LINE OF BUSINESS

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any line of business other than the Oil and Gas Business, except to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

  REPORTS

     Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee, within 15 days after it is or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, reports thereon by the certified independent accountants of the Company and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file copies of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Also, until the effectiveness of the registration statement relating to the Exchange Offer pursuant to the Registration Rights Agreement, the Company will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless:

          (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a corporation organized or existing under the laws of one of the states of the United States or the District of Columbia;

          (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company, under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (c) immediately after such transaction no Default or Event of Default exists;

          (d) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary that is a Restricted Subsidiary, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (e) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; and

          (f) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have confirmed by supplemental indenture that its Subsidiary Guarantee shall apply to the Person's obligations under the Indenture and the Notes.

     Subject to the provisions of the succeeding sentence relating to sales of Subsidiary Guarantors, the Company shall not permit a Subsidiary Guarantor to consolidate with, or merge with or into, whether or not such Subsidiary Guarantor is the surviving Person, another Person other than the Company or another Subsidiary Guarantor whether or not affiliated with such Subsidiary Guarantor, unless (a) subject to the provisions of the following sentence, the Person formed by or surviving any such consolidation or merger, if other than the Subsidiary Guarantor, assumes all the obligations of the Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, the Indenture and the Subsidiary Guarantees; (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. In the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a third party (in each case, other than to an Affiliate of the Company), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "Repurchase at the Option of Holders -- Asset Sales."

     Notwithstanding the foregoing two paragraphs, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted.

SUSPENSION OF COVENANTS

     The Indenture contains covenants including, among others, those summarized below. Following any day (the "Suspension Date") that:

          (1) the Notes have an Investment Grade Rating,

          (2) follows a date on which the Notes do not have an Investment Grade Rating, and

          (3) no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized above under:

          (a) "Repurchase at the Option of Holders -- Change of Control,"

          (b) "Repurchase at the Option of Holders -- Asset Sales,"

          (c) "Covenants -- Restricted Payments,"

          (d) "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock,"

          (e) "Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,"

          (f) "Covenants -- Transactions with Affiliates,"

(collectively, the "Suspended Covenants"). In addition, the Subsidiary Guarantees of any Subsidiary Guarantors will also be suspended as of any Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date the Notes fail to have an Investment Grade Rating, then immediately after such date (a "Reversion Date"), the Suspended Covenants will again be in effect with respect to future events and the Subsidiary Guarantees will be reinstated, unless and until a subsequent Suspension Date occurs. The period between a Suspension Date and a Reversion Date is referred to in this description as a "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period.

     On each Reversion Date, all Indebtedness incurred during immediately preceding Suspension Period will be deemed to have been incurred pursuant to the first paragraph of "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or one of the clauses set forth in the second paragraph of "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is deemed as permitted under clause (8) of the second paragraph of "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "Covenants -- Restricted Payments" will be made as though the covenants described under "Covenants -- Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (c) under "Covenants -- Restricted Payments," and the items specified in subclauses (c)(1) through (c)(4) of the first paragraph of "Covenants -- Restricted Payments" will increase the amount available to be made under clause (c) thereof. For purposes of determining compliance with the first paragraph of the "Repurchase at the Option of Holders -- Asset Sales" covenant, on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. Any event or occurrence described in the definition of the term "Change of Control" that occurs during a Suspension Period shall be deemed to not be a Change of Control at any time, regardless of whether a subsequent Reversion Date occurs.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on the Notes;

          (2) default in payment when due of the principal of or premium, if any, on the Notes;

          (3) failure by the Company to comply with its obligations under "-- Covenants -- Merger, Consolidation or Sale of Assets" above or to consummate a purchase of Notes when required pursuant to the covenants described above under "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales;"

          (4) failure by the Company or a Subsidiary Guarantor, if any, for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes;

          (5) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary, or any Person acting on behalf of such Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (7) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $20.0 million is entered against the Company or any of its Restricted Subsidiaries, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; and

          (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together taken (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration of the Notes shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Agreement or (ii) five business days after receipt by the Company of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, and premium on the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its and the Subsidiary Guarantors' obligations, if any, discharged with respect to the outstanding Notes ("Legal Defeasance"), except for:

          (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to, and terminate, the provisions of the Indenture described above under "-- Repurchase at the Option of the Holder" and under "-- Covenants" (other than the covenant described under "-- Covenants -- Merger, Consolidation and Sale of Assets"), the Events of Default described under clauses (6) and (7) under the caption "-- Events of Default and Remedies," the Event of Default described under clause (8) under the caption "-- Events of Default and Remedies" (but only with respect to Significant Subsidiaries and Restricted Subsidiaries), and the limitation imposed by clause (d) under "-- Covenants -- Merger, Consolidation, or Sale of Assets" (such release and termination being referred to as "Covenant Defeasance"), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. Also, in the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events with respect to the Company) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent provided for in, in the case of the Officers' Certificate, clauses (1) through (7) of this paragraph, and in the case of the opinion of counsel, in clauses (2), (3) and (5) of this paragraph, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

          (a) all such Notes theretofore authorized and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b) (1) the Company shall have given irrevocable and unconditional notice of redemption for all of the outstanding Notes within 60 days of such notice pursuant to the redemption provisions of the Indenture or all Notes not theretofore delivered to the Trustee for cancellation otherwise have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire Obligations in respect of such Notes not theretofore delivered to the Trustee for cancellation to the date of maturity or redemption, (2) no Default or Event of Default with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound, (3) the Company has paid all sums payable by it under the Indenture, (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (5) the holders of the Notes have a valid, perfected, exclusive security interest in such trust.

In addition, the Company must deliver an Officers' Certificate stating that all conditions precedent in this paragraph to satisfaction and discharge have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees, if any, may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for Notes, and, subject to certain exceptions, any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees, if any, may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for Notes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting holder:

          (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note;

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, on the Notes, except a rescission of acceleration of the Notes from a non payment default by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (7) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above; provided, however, that solely for the avoidance of doubt and without any other implication, redemption shall not be deemed to include any purchase or repurchase of Notes; or

          (8) make any change in the amendment provisions that require each holder's consent or in the waiver provisions;

     In addition, any amendment to the provisions of the Indenture which relate to subordination will require the consent of the holders of at least 66 2/3% in principal amount of Notes then outstanding, if such amendment would adversely affect the rights of holders of such Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding, unless the holders of such Senior Debt, or any group or representative thereof authorized to give a consent, consent to such change.

     Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors, if any, and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, or for the assumption by a successor Person of the obligations of any Subsidiary Guarantor under the Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in
     Section 163(f)(2)(B) of the Internal Revenue Code);

          (4) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or any guarantees;

          (5) to effect the release of a Subsidiary Guarantor from its Subsidiary Guarantee and the termination of such Subsidiary Guarantee, all in accordance with the provisions of the Indenture governing such release and termination;

          (6) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

          (7) to make any change that does not adversely affect the rights of any holder of the Notes;

          (8) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

          (9) to provide for the succession of a successor Trustee.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

CONCERNING THE TRUSTEE

     The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default will occur (which will not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Guarantees, if any, will be governed by the laws of the State of New York.

DEFINITIONS

     Set forth below are many of the defined terms used in the Indenture and the foregoing summary of the terms of the Notes. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Consolidated Net Tangible Assets" of a Person means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of such Person and its Restricted Subsidiaries, calculated in accordance with SEC guidelines (before any federal or state income tax), as estimated by independent petroleum engineers as of a date no earlier than the date of such Person's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of such Person's fiscal year, as estimated by such Person's engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change if the amount of Adjusted Consolidated Net Tangible Assets is required to be computed under the Indenture), (ii) the Net Working Capital on a date no earlier than the date of such Person's latest annual or quarterly consolidated financial statements, and
(iii) with respect to each other tangible asset of such Person or its Restricted Subsidiaries, the greater of (a) the net book value of such other tangible asset on a date no earlier than the date of such Person's latest annual or quarterly consolidated financial statements, and (b) (A) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which such Person shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any Equity Interests of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary.

     Notwithstanding the foregoing, the term "Asset Sale" shall not include any transaction (or any component of any transaction) described below:

          (a) any disposition of any assets or any issuance or sale of Equity Interests, for net cash proceeds not in excess of $2.0 million or that have a fair market value (as determined in good faith by the Board of Directors) not in excess of $2.0 million;

          (b) any disposition of all or substantially all of the assets of the Company, in accordance with the covenant described under "Merger, Consolidation, or Sale of Assets;"

          (c) the abandonment, farmout, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business;

          (d) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

          (e) the consummation of (i) any Permitted Investment or (ii) any Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments;"

          (f) the creation of a Permitted Lien;

          (g) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property or interest therein owned or held by the Company or such Restricted Subsidiary for any oil and gas property or interest therein owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described in the second paragraph under "-- Repurchase at the Option of Holders -- Asset Sales," which the Board of Directors determine in good faith to be of approximately equivalent value;

          (h) any disposition of inventory, hydrocarbons or other mineral products in the ordinary course of business;

          (i) the sale or transfer (whether or not in the ordinary course of business) of any oil and gas property or interest therein to which no proved reserves are attributable at the time of such sale or transfer;

          (j) any disposition of damaged, worn-out, unserviceable or other obsolete property, including equipment;

          (k) any disposition of defaulted receivables that arose in the ordinary course of business for collection, and any surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind; and

          (1) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Internal Revenue Code.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of a limited liability company or similar entity, any membership or similar interests therein;

          (iii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iv) in the case of a partnership, partnership interests (whether general or limited); and

          (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

          (iv) commercial paper having a rating of at least P1 from Moody's Investors Service, Inc. (or its successor) or a rating of at least A1 from Standard & Poor's Ratings Services (or its successor); and

          (v) investments in money market or other mutual funds all of whose assets comprise securities of types described in clauses (i) through (iv) above.

     "Consolidated Cashflow" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication,

          (1) the Consolidated Net Income for such period, plus

          (2) to the extent deducted from Consolidated Net Income for such period, the Fixed Charges for such period, plus

          (3) Consolidated Income Taxes for such period, plus

          (4) consolidated depreciation, amortization, depletion, exploration and other non-cash charges of the Company and its Restricted Subsidiaries required to be reflected as expenses on the books and records of the Company, and

          (5) excluding the impact of foreign currency translations.

Notwithstanding the foregoing, Consolidated Income Taxes of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cashflow only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (excluding the Net Income of Unrestricted Subsidiaries); provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded;

          (5) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations and Oil and Natural Gas Hedging Contracts (including those resulting from the application of SFAS 133) shall be excluded;

          (6) any impairments or write-downs of oil and natural gas assets, shall be excluded, provided, however, that ceiling limitation write-downs in accordance with generally accepted accounting principles shall be treated as capitalized costs, as if such write-downs had not occurred; and

          (7) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded.

     "Consolidated Total Indebtedness" means, with respect to any Person for any period, the aggregate of the Indebtedness of such Person and its Restricted Subsidiaries as at the end of such period, on a consolidated basis, determined in accordance with GAAP.

     "Credit Agreement" means, collectively, (i) that certain Revolving Credit Facility dated July 15, 2002 between The Houston Exploration Company and Wachovia Bank, National Association, as issuing bank and administrative agent, Bank of Nova Scotia and Fleet National Bank, as co-syndication agents, and BNP Paribas, as documentation agent, as in effect on the Issue Date, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof; and (ii) any successors to or replacements of (as designated by the Board of Directors of the Company in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, with respect to any Notes issuable or issued in whole or in part in global form, the Person specified in the Indenture as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of the Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Designated Senior Debt" means (i) the Credit Agreement and (ii) any Senior Debt permitted under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of the Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable (other than in connection with a Change of Control or Asset Sale) for any consideration other than Capital Stock, pursuant to a sinking fund obligation or otherwise, is convertible or is exchangeable for Indebtedness or Disqualified Stock or redeemable (other than in connection with a Change of Control or Asset Sale) for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after (x) the date on which the Notes mature or (y) on which there are no Notes outstanding.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any registered public offering (other than on Form S-8 (or any successor thereto) and other than any issuance of securities under any benefit plan of the Company) or unregistered offering or private placement, in each case, of Equity Interests (other than Disqualified Stock) of the Company or of any successor by merger to the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes for outstanding notes.

     "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any Reference Period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such Reference Period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and

          (4) all dividend payments, whether or not in cash (other than any such non-cash dividend in the form of Equity Interests which do not provide for the payment of cash dividends prior to any stated maturity of the principal of the notes), on any series of preferred stock of any such Person or one of its Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, minus, to the extent included above, write-offs of deferred financing costs and interest attributable to Dollar Denominated Production Payments.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any Reference Period, the ratio of the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues Disqualified Stock subsequent to the commencement of the Reference Period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable Reference Period. For purposes of making the computation referred to above in this definition:

          (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and pro forma effect shall be given to the Consolidated Cashflow and Indebtedness and Disqualified Stock of the Person which is the subject of any such acquisition, and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation (provided, that the pro forma calculations shall be determined in good faith on a reasonable basis by a responsible financial or accounting Officer of the Company), and Consolidated

     Cashflow for such Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have been received by the referent Persons or any of its Restricted Subsidiaries on the first day of the Reference Period and applied to its intended use on such date;

          (3) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (5) the Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an applicable Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency exchange swap agreements, interest rate or currency exchange cap agreements and interest rate or currency exchange collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) in respect of any guarantee by such Person of production or payment with respect to a Production Payment;

          (6) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (7) representing any Hedging Obligation,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

     In addition, the term "Indebtedness" includes (a) all indebtedness of any other Person, of the types described above in clauses (1) through (7), secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), and (b) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, of the types described above in clauses (1) through (7).

     Notwithstanding the foregoing, the following shall not constitute "Indebtedness:"

          (i) accrued expenses and trade accounts payable arising in the ordinary course of business;

          (ii) any obligation in respect of any Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

          (iii) any obligation in respect of a farm-in agreement;

          (iv) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

          (v) oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

          (vi) any obligation in respect of any Oil and Natural Gas Hedging Contract;

          (vii) and obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

          (viii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence;

          (ix) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

          (x) all contracts and other obligations, agreements instruments or arrangements described in clauses (9), (10), (11), (12) and (15) of the definition of "Permitted Liens."

     "Investment Grade Rating" means a rating of "BBB-" or higher from Standard & Poor's Ratings Group (or any successor thereto) or a rating of "Baa3" or higher from Moody's Investors Service, Inc. (or any successor thereto), as the case may be.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means the closing date for the sale and original issuance of the first Notes issued pursuant to the Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Leverage Ratio" means with respect to any Reference Person for any period, the ratio of (a) the Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries to (b) the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues Disqualified Stock subsequent to the commencement of the Reference Period for which the Leverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable Reference Period. For purposes of making the computation referred to above in this definition:

          (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and shall give pro forma effect to the Consolidated Cashflow and Indebtedness and Disqualified Stock of the Person which is the subject of any such acquisition and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation (provided, that the pro forma calculations shall be determined in good faith on a reasonable basis by a responsible financial or accounting Officer of the Company), and Consolidated Cashflow for such Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have been received by the referent Persons or any of its Restricted Subsidiaries on the first day of the Reference Period and applied to its intended use on such date;

          (3) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (5) the Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an applicable Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Material Change" means an increase or decrease of more than 20% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any federal or state income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters, and (iii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in "-- Repurchase at the Option of Holders -- Asset Sales."

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-Cash Consideration received in any Asset Sale), net of:

          (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (b) any reserve for adjustment in respect of the sale price of the asset or assets that are the subject of such Asset Sale, established in accordance with GAAP;

          (c) any amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

          (d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

     "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries excluding cash and Cash Equivalents, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, liquidated damages, if any, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Oil and Gas Business" means:

          (1) the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties;

          (2) the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

          (3) any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith;

          (4) any business relating to oilfield sales and service; or

          (5) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (1) through (4) of this definition.

     "Oil and Natural Gas Hedging Contract" means any oil and natural gas hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in oil or natural gas prices.

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the Notes.

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation, (i) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems and (ii) any operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements, subscription agreements, stock purchase agreements, stockholder agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto.

     "Permitted Holders" means THEC Holding Corp., Brooklyn Union, KeySpan and (to the extent it has consummated a merger, consolidation or other business combination transaction with KeySpan) Long Island Lighting Company, any direct or indirect wholly owned subsidiary of the foregoing Persons, and any successor or Affiliate of any such Person.

     "Permitted Investments" means any:

          (1) Investments in the Company or in a Restricted Subsidiary of the Company that is engaged in the Oil and Gas Business;

          (2) Investments in cash or Cash Equivalents;

          (3) Investments in another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person is engaged in the Oil and Gas Business;

          (4) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales;"

          (5) loans and advances to employees in the ordinary course of business for bona fide business purposes;

          (6) Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

          (7) Permitted Business Investments;

          (8) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

          (9) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business;

          (10) Investments existing on the Issue Date;

          (11) payroll, commission, travel, relocation and similar advances to officers, directors and employees made in the ordinary course of business;

          (12) Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

          (13) Hedging Obligations and Oil and Natural Gas Hedging Contracts;

          (14) endorsements of negotiable instruments and documents in the ordinary course of business;

          (15) Permitted Marketing Transactions;

          (16) acquisitions of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company; and

          (17) Investments in the Notes.

     "Permitted Liens" means:

          (1) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the Issue Date and Liens securing Senior Debt that is permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of the Company or any Restricted Subsidiary;

          (3) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property or the property of the acquired Subsidiary;

          (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters);

          (5) Liens existing on the Issue Date;

          (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (7) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

          (8) prejudgment liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (9) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

          (10) Liens on pipeline or pipeline facilities that arise under operation of law;

          (11) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-in agreements, farm-out agreements, assignments, purchase and sale agreements, division orders, contracts for the sale, purchase, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

          (12) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

          (13) Liens securing the Notes;

          (14) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Company or such Subsidiaries;

          (15) leases, pooling agreements, unitization agreements, subleases, licenses or sublicenses, royalties, joint interest billing arrangements, net profits interests, participation agreements, and arrangements similar to any of the foregoing, entered into in the ordinary course of business;

          (16) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (17) Liens to secure Production Payments that are not prohibited by the Indenture; and

          (18) Liens not otherwise permitted by clauses (1) through (17) that are incurred in the ordinary course of business of the Company or any Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding.

     "Permitted Marketing Transaction" means:

          (1) a transaction in which the Company or any Subsidiary of the Company either:

             (a) establishes a position using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to purchase hydrocarbons for future delivery to it, or

             (b) purchases or commits to purchase hydrocarbons for future delivery to it, and contemporaneous with such purchase transaction either (1) establishes one or more positions using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to resell at a date subsequent to such delivery date or (2) enters into a contract with a Person to resell at a date subsequent to such delivery date, a similar aggregate quantity and quality of hydrocarbons as so purchased by the Company or such Subsidiary, as applicable, at an aggregate price greater than the Indebtedness incurred for the hydrocarbons so purchased by the Company or such Subsidiary, or

          (2) any other purchase by the Company or any Subsidiary of the Company of hydrocarbons for which the Company or such Subsidiary has contracts to sell.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries and any Disqualified Stock of the Company, in each case, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or otherwise retire for value, in whole or in part, other Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company; provided that:

          (i) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or then current accreted value or liquidation preference if applicable) of the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired (plus the amount of reasonable expenses incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) at least as late as the final maturity date (or redemption date, if applicable) of, and has a

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     Weighted Average Life to Maturity equal to or greater than the Weighted
     Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value;

          (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value is subordinated or junior in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date of, and is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value; and

          (iv) such Disqualified Stock is issued by the Company, and such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

     "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Ratings Agencies" means Standard & Poor's Ratings Group (or any successor thereto) and Moody's Investors Services, Inc. (or any successor thereto).

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Indenture, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Representative" means the indenture trustee or other trustee, client or representative for any senior Indebtedness.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means:

          (1) indebtedness of the Company under or in respect of the Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and

          (2) any other Indebtedness permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes.

     Notwithstanding anything to the contrary in the foregoing sentence, "Senior Debt" will not include:

          (a) Equity Interests,

          (b) any liability for federal, state, local or other taxes owned or owing by the Company,

          (c) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates,

          (d) any trade payables or

          (e) any Indebtedness that is incurred in violation of the Indenture.

     "Senior Debt" of a Subsidiary Guarantor has a correlative meaning (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding).

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

     "Subordinated Indebtedness" means Indebtedness of the Company or of a Subsidiary Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument or instruments relating thereto), to the Notes or the Subsidiary Guarantee of the Subsidiary Guarantor, as applicable.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitles (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

     "Subsidiary Guarantors" means any Restricted Subsidiary that incurs a Subsidiary Guarantee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the Trust Indenture Act.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if
(a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a
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Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted
Subsidiary; (b) the Company certifies that such designation complies with the limitations of the "-- Restricted Payments" covenant; (c) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (d) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; and (e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests of such Person or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant on a pro forma basis taking into account such designation.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of any entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Weighted Average Life to Maturity" means, when applied to any security or instrument at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or redemption payments), including payment at final maturity (or mandatory redemption), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference of such security or instrument.

     "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required by applicable law to be held by third parties) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

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            BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The exchange notes will be represented by one or more certificates in registered form of one or more global notes, which will be deposited with, or on behalf of, The Depository Trust Company (DTC) in New York, New York and registered in the name of Cede & Co., DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor to DTC or its nominee.

DEPOSITORY PROCEDURES

     DTC has advised us that it is a:

     - limited-purpose trust company organized under the laws of the State of New York;

     - banking organization within the meaning of the laws of the State of New York;

     - member of the Federal Reserve System;

     - clearing corporation within the meaning of the New York Uniform Commercial Code; and

     - clearing agency registered pursuant to the provisions Section 17A of the Securities Exchange Act.

     DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and other organizations. Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant also have access to DTC's book-entry system.

     Upon deposit of the global notes, DTC will credit, on its book-entry registration and transfer system, the accounts of those participants designated by the Initial Purchasers with the principal amounts of the global notes held by or through the participants. The records of DTC will show ownership and effect the transfer of ownership of the global notes by its participants. The records of the participants will show ownership and effect the transfer of ownership of the global notes by persons holding beneficial interests in the global notes through them.

     So long as DTC or its nominee is the registered owner of the global notes, it will be considered the sole owner and holder of the notes for all purposes under the indenture. Except as set forth below, if you own a beneficial interest in global notes, you will not:

     - be entitled to have the notes registered in your name;

     - receive or be entitled to receive physical delivery of a certificate in definitive form representing the notes; or

     - be considered the owner or holder of the notes under the indenture for any purpose, including with respect to the giving of any directions, approvals or instructions to the trustee.

     Therefore, if you are required by state law to take physical delivery of the notes in definitive form, you may not be able to own, transfer or pledge beneficial interests in the global notes. In addition, the lack of a physical certificate evidencing your beneficial interests in the global notes may limit your ability to pledge the interests to a person or entity that is not a participant in DTC.

     If you own beneficial interests in a global note, you will have to rely on the procedures of DTC and, if you are not a participant in DTC, the procedures of the participant through which you hold your beneficial interests, to exercise your rights as a holder under the indenture. DTC has advised us that it will take any action permitted to be taken by a holder of beneficial interests in the global notes only at the direction of one or more of the participants to whose accounts the interests are credited. We understand that, under existing industry practice, when a beneficial owner of a global note wants to give any notice or take any action that a registered holder is entitled to take, at our request or under the indenture, DTC will

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authorize the participant to give the notice or take the action, and the participant will authorize its beneficial owners to give the notice or take the action. Accordingly, we and the trustee will treat as a holder anyone designated as such in writing by DTC for purposes of obtaining any consents or directions required under the indenture.

     We will pay the principal of, and interest on, the global notes through the trustee or paying agent to DTC or its nominee, as the registered holder of the global notes, in immediately available funds. We expect DTC or its nominee, upon receipt of any payments, to immediately credit each participant's account with payments in amounts proportionate to that participant's beneficial interest as shown on the records of DTC or its nominee. We also expect each participant to pay each owner of beneficial interests in the global notes held through that participant in accordance with standing customer instructions and customary practices. These payments will be the sole responsibility of the participants.

     We will not, and the trustee and paying agent will not, assume any responsibility or liability for any aspect of the records relating to, payments made on account of or actions taken with respect to the beneficial ownership interests in global notes, or for any other aspect of the relationship between DTC and its participants, Euroclear or Clearstream and their participants, or between the participants and the owners of beneficial interests. We, the trustee and the paying agent may conclusively rely on instructions from DTC for all purposes. We obtained the above information about DTC and its book-entry systems from sources we believe are reliable, but we take no responsibility for the accuracy of the information.

SETTLEMENT PROCEDURES

     Initial settlement of the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and procedures and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

     Although DTC has agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform these procedures. These procedures may be changed or discontinued at any time. We take no responsibility for the performance by DTC or its respective participants of its respective obligations under the rules and procedures governing its operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     We will exchange beneficial interests in global notes for certificated notes only if:

     - DTC notifies us that it is unwilling or unable to continue as depository for the global notes;

     - DTC ceases to be a clearing agency registered under the Securities Exchange Act;

     - we decide at any time not to have the notes represented by global notes and so notify the trustee; or

     - an event of default has occurred and is continuing with respect to the notes.

     If there is an exchange, we will issue certificated notes in authorized denominations and registered in the names which DTC directs.

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                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material U.S. federal income tax considerations applicable to the exchange of exchange notes for outstanding notes in the exchange offer and of owning and disposing of the notes. This discussion applies only to holders of the notes who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

     In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as:

     - dealers in securities or currencies;

     - traders in securities;

     - U.S. holders whose functional currency is not the U.S. dollar;

     - persons holding notes as part of a hedge, straddle, conversion or other "synthetic security" or integrated transaction;

     - certain U.S. expatriates;

     - financial institutions;

     - insurance companies;

     - entities that are tax-exempt for U.S. federal income tax purposes; and

     - partnerships and other pass-through entities.

     This discussion is included for general information only and does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors. In addition, this discussion does not address any U.S. state or local income or foreign income or other tax consequences.

     This discussion is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of notes as described in this discussion. WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF THE NOTES THAT MAY BE APPLICABLE TO YOU.

THE EXCHANGE OFFER

     The exchange of exchange notes for outstanding notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Holders will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the exchange notes as they had in the outstanding notes immediately before the exchange.

U.S. HOLDERS

     The following summary applies to you only if you are a U.S. holder. A "U.S. holder" is a beneficial owner of notes who or which is for U.S. federal income tax purposes:

     - an individual citizen or resident of the U.S.;

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

     - a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or of any political subdivision of the U.S., including any state;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

     - a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons, within the meaning of the Internal Revenue Code, have the authority to control all of the trust's substantial decisions, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

  PAYMENTS OF INTEREST

     Interest on your notes will be taxed as ordinary interest income. In addition:

     - if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

     - if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

     Special rules governing the treatment of market discount and amortizable premium are described below.

  MARKET DISCOUNT

     If you purchase a note at a discount, you may be subject to the "market discount" rules of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

  AMORTIZABLE PREMIUM

     If you purchase a note at a premium over the sum of all amounts payable thereafter on the note that are treated as stated redemption price at maturity, you may elect to offset the premium against interest income over the remaining term of the note in accordance with the "premium amortization" provisions of the Internal Revenue Code.

  SALE OR OTHER DISPOSITION OF NOTES

     When you sell or otherwise dispose of your notes in a taxable transaction, you generally will recognize taxable gain or loss equal to the difference, if any, between:

     - the amount realized on the sale or other disposition, less any amount attributable to accrued interest, which will be taxable in the manner described under "-- Payments of Interest;" and

     - your adjusted tax basis in the notes.

     Your adjusted tax basis in your notes generally will equal the amount you paid for the notes, increased by the amount of any market discount previously included in your gross income with respect to the note, decreased by the portion of any premium applied to reduce interest payments as described above and any principal payments you receive. Your gain or loss generally will be capital gain or loss except to the extent the gain represents market discount on the note not previously included in gross income, to which extent the gain would be treated as ordinary income. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary

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income. If you are a non-corporate U.S. holder, your long-term capital gain generally is subject to a current maximum tax rate of 15%.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting requirements apply to interest and principal payments and to the proceeds of sales before maturity. These amounts generally must be reported to the IRS. In general, "backup withholding" may apply:

     - to any payments made to you of principal of and interest on your notes, and

     - to payment of the proceeds of a sale or other disposition of your notes before maturity,

if you are a non-corporate U.S. holder and fail to provide a correct taxpayer identification number, certified under penalties of perjury, or otherwise fail to comply with applicable requirements of the backup withholding rules.

     The applicable backup withholding rate will be the fourth lowest income tax rate applicable to unmarried individuals for the relevant taxable year. The backup withholding rate is currently 28%. After December 31, 2010, the backup withholding rate will be increased to 31%. The backup withholding tax is not an additional tax and may be credited against your U.S. federal income tax liability if the required information is provided to the IRS.

NON-U.S. HOLDERS

     The following summary applies to you if you are a beneficial owner of a note or notes that is for U.S. federal income tax purposes either a non-resident alien or a corporation, estate or trust that is not a U.S. holder. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States:

     - on at least 31 days in the calendar year, and

     - for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

     Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

  U.S. FEDERAL WITHHOLDING TAX

     Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal withholding tax will not apply to payments by us or our paying agent, in its capacity as such, of interest on your notes under the "portfolio interest" exception of the Internal Revenue Code, provided that:

     - you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     - you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code); and

     - you certify as to your foreign status by providing a properly executed Form W-8BEN or appropriate substitute form to us or our paying agent, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

     If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.
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     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed IRS Form W-8BEN or successor form claiming an exemption from or a reduction of withholding under the benefit of a U.S. income tax treaty, or you provide us with a properly executed IRS Form W-8ECI claiming that the payments of interest are effectively connected with your conduct of a trade or business in the United States.

  U.S. FEDERAL INCOME TAX

     Except for the possible application of U.S. withholding tax (please read "-- U.S. Federal Withholding Tax" above) and backup withholding tax (please read "-- Backup Withholding and Information Reporting" below), you generally will not have to pay U.S. federal income tax on payments of principal of and interest on your notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes if, in the case of proceeds representing accrued interest, the conditions described in "-- U.S. Federal Withholding Tax" are met, unless:

     - in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition of your notes and specific other conditions are present; or

     - the income or gain is effectively connected with your conduct of a U.S. trade or business, or, if a U.S. income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by you.

     If you are engaged in a trade or business in the United States and interest, gain or any other income regarding your notes is effectively connected with the conduct of your trade or business, or, if a U.S. income tax treaty applies, you maintain a U.S. "permanent establishment" to which the interest, gain or other income is generally attributable, you may be subject to U.S. income tax on a net income basis on such interest, gain or income. In this instance, however, the interest on your notes will be exempt from the 30% U.S. withholding tax discussed under the caption "-- U.S. Federal Withholding Tax", if you provide a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent on or before any payment date to claim the exemption.

     In addition, if you are a foreign corporation, you may be subject to a U.S. branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a U.S. income tax treaty with your country of residence. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to the U.S. branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments made by us or our paying agent, in its capacity as such, to you of interest on the notes and amounts, if any, withheld from such payments will be reported to the IRS and to you. U.S. backup withholding tax generally will not apply to payments of interest and principal on the notes if you have provided the required certification that you are a non-U.S. holder as described in "-- U.S. Federal Withholding Tax" above, and if neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. holder.

     The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

     - is a United States person as defined in the Internal Revenue Code;

     - derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

     - is a "controlled foreign corporation" for U.S. federal income tax purposes; or

     - is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business, unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. Payments of the proceeds of a sale of your notes effected through a U.S. office of a broker, will be subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

     - you acquire the exchange notes in the ordinary course of your business;
       and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

     You may not participate in the exchange offer if you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;
       or

     - a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver a prospectus.

     If you wish to exchange exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer -- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "-- Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such exchange notes.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the exchange notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; and

     - at prices related to such prevailing market prices or negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                   TRANSFER RESTRICTION ON OUTSTANDING NOTES

     The outstanding notes were not registered under the Securities Act. Accordingly, the outstanding notes were offered only in private sales exempt from or not subject to the registration requirements of the Securities Act to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Andrews & Kurth L.L.P.

                                    EXPERTS

     The consolidated financial statements as of and for the years ended December 31, 2002 and 2001 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, on January 1, 2001, (ii) the restatement for Emerging Issues Task Force Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," and certain disclosures required by SFAS No. 133 and (iii) the application of procedures relating to certain reclassifications of financial statement amounts related to the 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such reclassifications), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               RESERVE ENGINEERS

     Certain information included and incorporated by reference in this prospectus regarding estimated quantities of reserves, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by both Miller and Lents, Ltd. and Netherland, Sewell & Associates, Inc., both independent petroleum engineers.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     Our SEC filings are also available to the public from the SEC's web site at http: //www.sec.gov. Reports, proxy statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "THX".

     In this prospectus, we "incorporate by reference" information we have filed with the SEC. This means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to those documents. The following documents which we have previously filed with the SEC pursuant to the Exchange Act are incorporated into this prospectus by reference:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     - our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

     - our Current Reports on Form 8-K dated February 21, 2003, February 26, 2003 and June 2, 2003; and

     - our Amendment to the Current Report on Form 8-K/A dated May 12, 2003.

     All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 9 or Item 12 on any Current Report on Form 8-K) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents.

     We also incorporate by reference any future filings made with the SEC under the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement.

     Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

                        The Houston Exploration Company
                                Attn: Secretary
                       1100 Louisiana Street, Suite 2000
                           Houston, Texas 77002-5215
                                 (713) 830-6800

     To obtain timely delivery of any of the documents incorporated by reference
in this prospectus, you must request the information no later than           ,
2003.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have incorporated by reference contain forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "expect," "estimate," "anticipate," "project" and similar expressions identify forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, our expectations may not occur and we cannot guarantee that the anticipated future results will be achieved. A number of factors could cause our actual future results to differ materially from the anticipated future results. These factors include, among other things:

     - the volatility of natural gas and oil prices;

     - the requirement to take writedowns if natural gas and oil prices decline;

     - the uncertainty of estimates of natural gas and oil reserves and production rates;

     - our ability to replace reserves;

     - our ability to meet our substantial capital requirements;

     - terrorist activities and the potential for U.S. military actions;

     - our substantial outstanding indebtedness; and

     - our hedging activities.

     For additional discussion of these risks, uncertainties and assumptions, see "Risk Factors" beginning on page 6 of this prospectus as well as our reports filed with the Securities and Exchange Commission and incorporated by reference herein.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                                                         ANNEX A

                             LETTER OF TRANSMITTAL

                                   TO TENDER

               OUTSTANDING 7% SENIOR SUBORDINATED NOTES DUE 2013

                                       OF

                        THE HOUSTON EXPLORATION COMPANY

    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED               , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER
IS EXTENDED BY THE COMPANY.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

                           Corporate Trust Operations
                              Reorganization Unit
                          101 Barclay Street -- 7 East
                            New York, New York 10286
                           Attention: William Buckley
                            Facsimile: 212-298-1915
                            Telephone: 212-815-5788

     IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 7% SENIOR SUBORDINATED NOTES DUE 2013 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 7% SENIOR SUBORDINATED NOTES DUE 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

     The undersigned hereby acknowledges receipt and review of the Prospectus,
dated           , 2003 (the "Prospectus"), of The Houston Exploration Company, a
Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 7% Senior Subordinated Notes due 2013 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7% Senior Subordinated Notes due 2013 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

     The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

     - DTC has received your instructions to tender your Outstanding Notes; and

     - You agree to be bound by the terms of this Letter of Transmittal.

     BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

     2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

     3. You acknowledge that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

     4. By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5,
        1991) and Shearman & Sterling, SEC No-Action Letter (available July 2,
        1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

     5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

          (a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

          (b) neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

          (c) neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and

          (d) neither the holder nor any such other person is an "affiliate," of the Company, as the term "affiliate" is defined in Rule 405 promulgated under the Securities Act.

     6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of June 10, 2003 (the "Registration Rights Agreement"), by and among the Company and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 1100 Louisiana, Suite 2000, Houston, Texas 77002, Attention: President. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by you or on your behalf expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Registration Rights Agreement.

     7. If you are a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

     8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.  BOOK-ENTRY CONFIRMATIONS

     Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2.  PARTIAL TENDERS

     Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. THE ENTIRE PRINCIPAL AMOUNT OF OUTSTANDING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE COMMUNICATED TO THE EXCHANGE AGENT. IF THE ENTIRE PRINCIPAL AMOUNT OF ALL OUTSTANDING NOTES IS NOT TENDERED, THEN OUTSTANDING NOTES FOR THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES NOT TENDERED AND EXCHANGE NOTES ISSUED IN EXCHANGE FOR ANY OUTSTANDING NOTES ACCEPTED WILL BE DELIVERED TO THE HOLDER VIA THE FACILITIES OF DTC PROMPTLY AFTER THE OUTSTANDING NOTES ARE ACCEPTED FOR EXCHANGE.

3.  VALIDITY OF TENDERS

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4.  WAIVER OF CONDITIONS

     The Company reserves the absolute right to waive, in whole or part, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.  NO CONDITIONAL TENDER

     No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

6.  REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES

     Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.  WITHDRAWAL

     Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer -- Withdrawal of Tenders."

8.  NO GUARANTEE OF LATE DELIVERY

     There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                     (THE HOUSTON EXPLORATION COMPANY LOGO)

UNTIL           , 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 5.07 of Houston Exploration's Restated Certificate of Incorporation, as amended, states that:

          "(a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the DGCL or (iv) for any transactions from which the director derived an improper personal benefit.

          (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time."

     Article VIII of Houston Exploration's Restated Certificate of Incorporation and Article VIII of Houston Exploration's Restated Bylaws further provides that Houston Exploration shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. The officers and directors of The Houston Exploration Company are covered under KeySpan Corporation's insurance policy.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

EXHIBITS                           DESCRIPTION
--------                           -----------
  *4.1     Indenture, dated as of March 2, 1998, between The Houston
           Exploration Company and The Bank of New York, as Trustee,
           with respect to the 8 5/8% Senior Subordinated Notes due
           2008 (including form of 8 5/8% Senior Subordinated Note due
           2008) (Exhibit 4.1 to our Registration Statement on Form S-4
           (No. 333-50235)).
   4.2     Indenture, dated as of June 10, 2003, between The Houston
           Exploration Company and the Bank of New York, as Trustee,
           with respect to the 7% Senior Subordinated Notes due 2013.
  *4.3     Registration Rights Agreement dated as of July 2, 1996
           between The Houston Exploration Company and THEC Holdings
           Corp (Exhibit 10.13 to our Registration Statement on Form
           S-1 (Registration No. 333-4437)).
  *4.4     Registration Rights Agreement between The Houston
           Exploration Company and Smith Offshore Exploration Company
           (Exhibit 10.15 to our Registration Statement on Form S-1
           (Registration No. 333-4437) and incorporated by reference).
   4.5     Registration Rights Agreement dated as of June 5, 2003,
           among The Houston Exploration Company and Wachovia
           Securities, Inc., Lehman Brothers Inc., BNP Paribas
           Securities Corp., Fleet Securities, Inc. and Scotia Capital
           (USA) Inc., as Initial Purchasers.
   5.1     Opinion of Andrews & Kurth L.L.P., as to the validity of the exchange notes.
   8.1     Opinion of Andrews & Kurth L.L.P., as to certain tax
           matters.
  12.1     Statement regarding computation of ratios.
  23.1     Consent of Deloitte & Touche LLP
  23.2     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)
  23.3     Consent of Miller and Lents, Ltd.
  23.4     Consent of Netherland, Sewell & Associates, Inc.
  24.1     Powers of Attorney (included on signature page to the
           registration statement).

EXHIBITS                           DESCRIPTION
--------                           -----------
  25.1     Statement of Eligibility of The Bank of New York, as
           trustee, on Form T-1.
  99.1     Form of Letter of Transmittal (incorporated by reference to
           Annex A to the prospectus which is part of this registration statement).

---------------

* Indicates exhibits incorporated by reference as indicated; all other exhibits are filed herewith.

ITEM 22.  UNDERTAKINGS

     The registrant hereby undertakes:

          (a) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (e) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (f) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 3, 2003.

                                          THE HOUSTON EXPLORATION COMPANY

                                          By:    /s/ WILLIAM G. HARGETT
                                            ------------------------------------
                                                     William G. Hargett
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Karnes and James F. Westmoreland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this report has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               CAPACITY                     DATE
              ---------                               --------                     ----

        /s/ WILLIAM G. HARGETT           President, Chief Executive Officer    July 3, 2003
--------------------------------------              and Director
          William G. Hargett


          /s/ JOHN H. KARNES              Senior Vice President and Chief      July 3, 2003
--------------------------------------           Financial Officer
            John H. Karnes


      /s/ JAMES F. WESTMORELAND               Vice President and Chief         July 3, 2003
--------------------------------------           Accounting Officer
        James F. Westmoreland


         /s/ ROBERT B. CATELL                  Chairman of the Board           July 3, 2003
--------------------------------------
           Robert B. Catell


         /s/ GORDON F. AHALT                          Director                 July 3, 2003
--------------------------------------
           Gordon F. Ahalt


         /s/ DAVID G. ELKINS                          Director                 July 3, 2003
--------------------------------------
           David G. Elkins


          /s/ ROBERT J. FANI                          Director                 July 3, 2003
--------------------------------------
            Robert J. Fani


       /s/ HAROLD R. LOGAN, JR.                       Director                 July 3, 2003
--------------------------------------
         Harold R. Logan, Jr.


         /s/ GERALD LUTERMAN                          Director                 July 3, 2003
--------------------------------------
           Gerald Luterman


         /s/ H. NEIL NICHOLS                          Director                 July 3, 2003
--------------------------------------
           H. Neil Nichols


         /s/ JAMES Q. RIORDAN                         Director                 July 3, 2003
--------------------------------------
           James Q. Riordan


         /s/ DONALD C. VAUGHN                         Director                 July 3, 2003
--------------------------------------
           Donald C. Vaughn

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *4.1    Indenture, dated as of March 2, 1998, between The Houston
          Exploration Company and The Bank of New York, as Trustee,
          with respect to the 8 5/8% Senior Subordinated Notes due
          2008 (including form of 8 5/8% Senior Subordinated Note due
          2008) (Exhibit 4.1 to our Registration Statement on Form S-4
          (No. 333-50235)).
   4.2    Indenture, dated as of June 10, 2003, between The Houston
          Exploration Company and the Bank of New York, as Trustee,
          with respect to the 7% Senior Subordinated Notes due 2013.
  *4.3    Registration Rights Agreement dated as of July 2, 1996
          between The Houston Exploration Company and THEC Holdings
          Corp (Exhibit 10.13 to our Registration Statement on Form
          S-1 (Registration No. 333-4437)).
  *4.4    Registration Rights Agreement between The Houston
          Exploration Company and Smith Offshore Exploration Company
          (Exhibit 10.15 to our Registration Statement on Form S-1
          (Registration No. 333-4437) and incorporated by reference).
   4.5    Registration Rights Agreement dated as of June 5, 2003,
          among The Houston Exploration Company and Wachovia
          Securities, Inc., Lehman Brothers Inc., BNP Paribas
          Securities Corp., Fleet Securities, Inc. and Scotia Capital
          (USA) Inc., as Initial Purchasers.
   5.1    Opinion of Andrews & Kurth L.L.P., as to the validity of the exchange notes.
   8.1    Opinion of Andrews & Kurth L.L.P., as to certain tax
          matters.
  12.1    Statement regarding computation of ratios.
  23.1    Consent of Deloitte & Touche LLP
  23.2    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)
  23.3    Consent of Miller and Lents, Ltd.
  23.4    Consent of Netherland, Sewell & Associates, Inc.
  24.1    Powers of Attorney (included on signature page to the
          registration statement).
  25.1    Statement of Eligibility of The Bank of New York, as
          trustee, on Form T-1.
  99.1    Form of Letter of Transmittal (incorporated by reference
          from Annex A to the prospectus which is part of this
          registration statement).

---------------

* Indicates exhibits incorporated by reference as indicated; all other exhibits are filed herewith.